EXHIBIT 5.1

                         STUBBS ALDERTON & MARKILES, LLP
                       15821 Ventura Boulevard, Suite 525
                                Encino, CA 91436

December 8, 2004

Tag-It Pacific, Inc.
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367

         Re:      Tag-It Pacific, Inc.,
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Tag-It Pacific, Inc., a Delaware corporation (the "COMPANY"), in order to register under the Securities Act of 1933, as amended (the "ACT"), 3,811,647 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "SHARES"). The Shares consist of: (i) 3,424,658 shares that are issuable to certain investors (identified in the Registration Statement)
("INVESTORS") upon the conversion of certain Secured Convertible Promissory Notes issued to such investors pursuant to separate Subscription Agreements between the Company and each such Investor ("SUBSCRIPTION AGREEMENTS"), (ii) 171,235 shares that are issuable to certain Investors upon the exercise of certain Common Stock Purchase Warrants ("WARRANTS") issued to such investors pursuant to separate Subscription Agreements, and (iii) 215,754 shares that are issuable to Sanders Morris Harris Inc. pursuant to the exercise of a Common Stock Purchase Warrant ("COMMON STOCK PURCHASE WARRANT") issued by the Company to Sanders Morris Harris Inc.

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based on the foregoing, we are of the opinion that (a) the 3,424,658 Shares issuable upon conversion of certain Secured Convertible Promissory Notes have been duly authorized and upon issuance and sale in conformity with and pursuant to terms and conditions of such Secured Convertible Promissory Notes, such Shares will be validly issued, fully paid and non-assessable, (b) the 171,235 Shares issuable upon exercise of certain Warrants have been duly authorized and upon issuance and sale in conformity with and pursuant to terms and conditions of such Warrants, and receipt by the Company of the purchase price therefor as specified in the Warrants, such Shares will be validly issued, fully paid and non-assessable, and (c) the 215,754 Shares issuable upon exercise of the Common Stock Purchase Warrant have been duly authorized and upon issuance and sale in conformity with and pursuant to the Common Stock Purchase Warrant, and receipt by the Company of the purchase price therefor as specified in the Common Stock Purchase Warrant, such Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                             Very truly yours,

                                             /S/ STUBBS ALDERTON & MARKILES, LLP
                                             -----------------------------------
                                             STUBBS ALDERTON & MARKILES, LLP